EXHIBIT 99.1

FOR IMMEDIATE RELEASE	APRIL 28, 2004

Investor Relations Contact:	Media Relations Contact:
Diana Matley 408-433-4365	Kevin Brett 408-433-7150
diana@lsil.com	kbrett@lsil.com

CC04-49

LSI LOGIC Q1 REVENUES GROW 21 PERCENT YEAR-OVER-YEAR

First Quarter News Release Summary

■ Revenues of $452 million, consistent with previous guidance.

■ GAAP* net income of 2 cents per diluted share, exceeds previous guidance.

■ Net income, excluding special items**, of 6 cents per diluted share, exceeds previous guidance.

■ Gross margin improvement of 160 basis points to 44.5 percent.

■ Generated positive operating cash flow for eighth consecutive quarter.

Second Quarter Business Outlook
(Excludes effect of potential second quarter storage systems IPO)

■ Projected revenue range of $455 million to $470 million.

■ GAAP net income range of 1-3 cents per diluted share.

■ Net income range, excluding special items**, in the range of 6-8 cents per diluted share.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items.

LSI LOGIC Q1 REVENUES GROW 21 PERCENT YEAR-OVER-YEAR
PROFITABLE BOTTOM LINE RESULTS SURPASS EXPECTATIONS

Milpitas, California – LSI Logic Corporation (NYSE: LSI) today reported 2004 first quarter revenues of $452 million, an increase of 21 percent compared to the $373 million reported in the first quarter of 2003 and a 2 percent seasonal decrease compared to the $463 million reported in the fourth quarter of 2003.

Cash and short-term investments increased $44 million and totaled $858 million at the end of the first quarter of 2004. The company generated positive operating cash flow for the eighth consecutive quarter.

The 2004 first quarter GAAP* net income was $9 million or 2 cents per diluted share compared to a GAAP net loss of $122 million or 33 cents per diluted share in the 2003 first quarter.

The 2004 first quarter GAAP net income reflected a sequential improvement over the 2003 fourth quarter GAAP net income of $8 million or 2 cents per diluted share.

First quarter 2004 net income, excluding special items**, was $25 million or 6 cents per diluted share compared to a net loss on the same basis, of $51 million or 14 cents per diluted share in the first quarter of 2003.

Excluding special items**, the 2004 first quarter net income equaled fourth quarter 2003 net income on the same basis, of $25 million or 6 cents per diluted share on seasonally lower revenues.

“LSI Logic’s Storage Components business, which includes Storage ASICs, Storage Standard Products and RAID Storage Adapters, recorded a solid performance in the first quarter,” said Wilfred Corrigan, LSI Logic chairman and chief executive officer. “The first quarter results for our Storage Systems business reflected normal cyclicality. In Communications, LSI Logic’s sales to enterprise networking customers continued to demonstrate improvement, while telecommunications is expected to resume its long-term growth rate later this year. In Consumer, video game revenues declined seasonally as expected. However, our DVD-recordable business continued to increase sequentially as we secure new design-wins for our single chip architecture.

“Market analysts expect that 2004 will be a strong year for the semiconductor sector based upon increased IT spending and consumer electronics serving as the industry’s primary growth driver. LSI Logic is focused on three target markets – Consumer, Communications, Storage – and serves customers in these markets with our three enabling technologies – Standard-Cell ASICs, Platform ASICs and Standard Products.”

In February, LSI Logic’s wholly owned subsidiary, LSI Logic Storage Systems, Inc., filed a Form S-1 Registration Statement with the Securities and Exchange Commission (SEC). Please refer to the company’s February 19, 2004 news release for further information about the filing of the registration statement. http://www.lsilogic.com/news/news_archives.html?ArcYear=2004

“Platform ASIC is emerging as a major new sector in the semiconductor industry,” said Joe Zelayeta, LSI Logic executive vice president of ASIC Technology and Methodology. “The lower design costs, quick time to revenue advantages and compelling benefits over alternative solutions are proving to be a significant draw for both existing LSI Logic customers as well as new customers. LSI Logic’s RapidChip Platform ASIC is now well established in this sector. We are shipping production now and have design engagements that span geographies, markets and applications. We continue to capture design wins on the approximately 25 silicon platforms that we have available today and are constantly releasing new platforms to garner greater market share.”

“LSI Logic recorded a solid profitable quarter with continued improvement in gross margin and bottom line results that exceeded expectations,” said Bryon Look, LSI Logic chief financial officer. “LSI Logic generated positive operating cash flow for the eighth straight quarter and completed the acquisitions of Velio Communications and Crosslayer Networks. We will continue to explore strategic acquisitions that support our vertical market strategy, augment our IP portfolio and expand our product offerings for our worldwide customer base.”

LSI Logic Second Quarter Business Outlook
(Excludes effect of potential second quarter storage systems IPO)

	GAAP*	Special Items**	Excluding Special Items
Revenue	$455 million to $470 million		$455 million to $470 million
Gross Margin	45-46 percent		45-46 percent
Operating Expenses	$195 to $199 million	Approximately $22 million	$173 to $177 million
Net Other Income (Exp.)	$(1) to $(2) million		$(1) to $(2) million
Tax Provision	$6 million		$6 million
Earnings Per Share	$0.01 to $0.03	Approximately $(0.05)	$0.06 to $0.08
Diluted Share Count	397 million		397 million

Capital spending is projected to be around $25 million in the second quarter, and approximately $100 million in 2004.

Second quarter depreciation and software amortization is expected to be approximately $26 million.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items.

NOTE: The company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the Second Quarter Business Outlook section of this news release.

LSI Logic Conference Call Information

LSI Logic will hold a conference call today at 2 p.m. PDT to discuss first quarter financial results. The number is 1-303-262-2130. Internet users can access the conference call by visiting http://www.lsilogic.com/investors. A replay of the call will be available today at approximately 4 p.m. PDT and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 575336#.

Safe Harbor for Forward Looking Statements: This news release and the statements by LSI Logic management include forward-looking statements that may involve a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from the actual future events or results. Forward-looking statements include projected revenue range in the second quarter, forecasts of operating expenses, projections of profitability or loss, projections of the company’s second quarter business outlook including, net other income, earnings, gross margins, tax provisions, capital spending, depreciation, acquisition-related amortization, restructuring expenses, other special items, common share count and increased orders. Additional forward-looking statements include projections regarding growth of the company’s three target markets, resumption of long-term growth of telecommunications later in 2004, strength of the semiconductor industry in 2004 and the continued introduction of new silicon platforms and design tools. The company’s actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject include, but are not necessarily limited to, fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup and the company’s achievement of revenue objectives, ability to meet financial targets, the company’s ability to develop new products and the timing and the success of new product introductions. Other risks and uncertainties that could cause the forward-looking statements contained herein to differ from actual results include: the continued availability of appropriate levels of manufacturing capacity, the realization of benefits from the company’s strategic relationships, success of competing technologies, ability to make new strategic acquisitions, uncertainty of R&D investments, products and other competitive factors and investments and disruptions in general economic activity caused by the effects of terrorist activities and armed conflict. The company operates in an industry sector where securities’ values are highly volatile and may be influenced by the cyclical nature of the industry, the unpredictability of the economy and other factors beyond the company’s control. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the company’s most recent reports on Form 10-K, 10-Q and 8-K. In the context of forward-looking information, reference is made to the discussion of risk factors described in the company’s SEC reports filed during the past 12 months.

About LSI Logic

LSI Logic Corporation (NYSE: LSI) is a leading designer and manufacturer of communications, consumer and storage semiconductors for applications that access, interconnect and store data, voice and video. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1621 Barber Lane, Milpitas, CA 95035. http://www.lsilogic.com

# # #

Editor’s Notes:

1.     All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsilogic.com.

2.     The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.     All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations Excluding Special Items
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2004	2003
Revenues	$452,357	$372,785
Cost of revenues	250,925	248,068

Gross profit	201,432	124,717

Research and development	108,941	115,127
Selling, general and administrative	61,158	57,629

Income/(loss) from operations	31,333	(48,039)
Interest expense	(5,912)	(8,831)
Interest income and other, net	5,814	12,037

Income/(loss) before income taxes	31,235	(44,833)
Provision for income taxes	6,000	6,000

Net income/(loss) excluding special items	$25,235	$(50,833)

Income/(loss) per share excluding special items:
Basic	$0.07	$(0.14)

Diluted	$0.06	$(0.14)

Shares used in computing per share amounts:
Basic	381,639	374,628

Diluted	389,882	374,628

Statements of operations excluding special items are intended to present the Company’s operating results, excluding special items described below, for the periods presented.

During the three month period ended March 31, 2004, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, a net credit in restructuring of operations and other items, net, and other special items. The other special items consisted of gains on certain equity securities.

During the three month period ended March 31, 2003, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of a write down of certain equity securities due to impairment, offset in part by gains on miscellaneous asset sales.

For the three month periods ended March 31, 2004 and 2003, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,000 when excluding special items.

For the three month period ended March 31, 2004, 8,243 shares were considered dilutive common stock equivalents and included in the computation of diluted pro forma earnings per share. In computing diluted loss per share excluding special items for the three month period ended March 31, 2003, all common stock equivalents were excluded as a result of their antidilutive effect.

A reconciliation from pro forma net income/(loss) to the reported results is presented on the following page.

The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

LSI LOGIC CORPORATION
Reconciliation of Net Income/(Loss) Excluding Special Items to GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2004	2003
Net income/(loss) excluding special items	$25,235	$(50,833)

Special items:
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation	(20,100)	(30,668)
Restructuring of operations and other items, net	598	(35,666)
Other special items	3,352	(5,258)

Total special items	(16,150)	(71,592)

Net Income/(loss)	$9,085	$(122,425)

Basic income/(loss) per share:
Net income/(loss) excluding special items	$0.07	$(0.14)
Special items **	(0.05)	(0.19)

Net Income/(loss)	$0.02	$(0.33)

Diluted income/(loss) per share*:
Net income/(loss) excluding special items	$0.06	$(0.14)
Special items **	(0.04)	(0.19)

Net Income/(loss)	$0.02	$(0.33)

Shares used in computing per share amounts:
Basic	381,639	374,628

Diluted	389,882	374,628

*	For the three month period ended March 31, 2004, 8,243 shares were considered dilutive common stock equivalents and included in the computation of diluted earnings per share. In computing diluted loss per share for the three month period ended March 31, 2003, all common stock equivalents were excluded as a result of their antidilutive effect.

**	This line item includes rounding adjustments.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2004	2003
Revenues	$452,357	$372,785
Cost of revenues	250,925	248,068

Gross profit	201,432	124,717

Research and development	108,941	115,127
Selling, general and administrative	61,158	57,629
Restructuring of operations and other items, net	(598)	35,666
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation *	20,100	30,668

Income/(loss) from operations	11,831	(114,373)
Interest expense	(5,912)	(8,831)
Interest income and other, net	9,166	6,779

Income/(loss) before income taxes	15,085	(116,425)
Provision for income taxes	6,000	6,000

Net Income/(loss)	$9,085	$(122,425)

Income/(loss) per share:
Basic	$0.02	$(0.33)

Diluted **	$0.02	$(0.33)

Shares used in computing per share amounts:
Basic	381,639	374,628

Diluted	389,882	374,628

*	The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended March 31, 2004 are comprised of the following items:

Amortization of intangibles	$18,274
Amortization of non-cash deferred stock compensation	1,826

$20,100

**	For the three month period ended March 31, 2004, 8,243 shares were considered dilutive common stock equivalents and included in the computation of diluted earnings per share. In computing diluted loss per share for the three month period ended March 31, 2003, all common stock equivalents were excluded as a result of their antidilutive effect.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	March 31,	December 31,
	2004	2003
Assets
Current assets:
Cash and short-term investments	$857.5	$813.7
Accounts receivable, net	247.3	231.2
Inventories	205.7	198.5
Prepaid expenses and other current assets	129.8	146.6

Total current assets	1,440.3	1,390.0
Property and equipment, net	464.5	481.5
Goodwill and other intangibles	1,134.0	1,129.7
Other assets	424.8	446.7

Total assets	$3,463.6	$3,447.9

Liabilities and Stockholders’ Equity
Current liabilities:
Other current liabilities	$395.8	$390.8
Current portion of long-term debt, capital lease obligations and short-term borrowings	0.4	0.4

Total current liabilities	396.2	391.2
Long-term debt and capital lease obligations	861.8	865.6
Other long-term liabilities	138.4	141.1

Total liabilities	1,396.4	1,397.9
Minority interest in consolidated subsidiaries	6.8	7.5

Stockholders’ equity:
Common stock	2,959.7	2,953.8
Deferred stock compensation	(25.3)	(24.8)
Accumulated deficit	(911.7)	(920.7)
Accumulated other comprehensive income	37.7	34.2

Total stockholders’ equity	2,060.4	2,042.5

Total liabilities and stockholders’ equity	$3,463.6	$3,447.9

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2004	2003
Operating Activities:
Net income/(loss)	$9,085	$(122,425)
Adjustments:
Depreciation & amortization *	46,116	87,058
Amortization of non-cash deferred stock compensation	1,826	10,543
Non-cash restructuring and other items	2,229	29,754
Gain on sale and exchange of equity securities, loss on write down	(3,000)	7,006
Gain on sale of property and equipment	(3,101)	(1,703)
Changes in deferred tax assets and liabilities	520	(410)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(15,368)	24,160
Inventories	(6,190)	(11,866)
Prepaid expenses and other assets	12,529	(336)
Accounts payable	(12,761)	(1,106)
Accrued and other liabilities	(21,778)	1,205

Net cash provided by operating activities	10,107	21,880

Investing activities:
Purchases of debt securities available-for-sale	(229,440)	(857,231)
Maturities and sales of debt securities available-for-sale	189,040	885,609
Purchases of equity securities	(2,250)	—
Purchases of property and equipment	(11,557)	(15,610)
Proceeds from sale of property and equipment	4,014	4,533
Proceeds from the sale leaseback of equipment	—	160,000
Increase in non-current assets and deposits	(23)	(389,393)
Decrease in non-current assets and deposits	27,753	238,983
Acquisition of companies, net of cash acquired	(4,777)	—
Increase in a payable to acquire a company	17,592	—

Net cash (used in)/provided by investing activities	(9,648)	26,891

Financing activities:
Repayment of debt obligations	(122)	(88)
Repurchase of minority interest in subsidiary	(1,059)	—
Issuance of common stock	3,548	242

Net cash provided by financing activities	2,367	154

Effect of exchange rate changes on cash and cash equivalents	906	756

Increase in cash and cash equivalents	3,732	49,681
Cash and cash equivalents at beginning of period	269,682	448,847

Cash and cash equivalents at end of period	$273,414	$498,528

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2004	2003	2003
Semiconductor revenues	$336.9	$344.0	$273.1
Storage Systems revenues	$115.5	$118.8	$99.7
Total revenues	$452.4	$462.8	$372.8
Percentage change in revenues-qtr./qtr. ( a )	-2.0%	3.0%	-22.3%
Percentage change in revenues-yr./yr. ( b )	21.0%	-4.0%	-9.6%
Days sales outstanding	49	45	54
Days of inventory	74	68	75
Current ratio	3.6	3.6	2.3
Quick ratio	2.8	2.7	1.7
R&D as a percentage of revenues	24.1%	22.1%	30.9%
SG&A as a percentage of revenues	13.5%	13.4%	15.5%
Gross margin as a percentage of revenues	44.5%	42.9%	33.5%
Employees ( c )	4,797	4,722	5,323
Revenues per employee (in thousands) ( d )	$377.2	$392.0	$280.1
Diluted shares (in thousands)	389,882	387,051	374,628
Selected Cash Flow information
Purchases of property and equipment	$9.7	$29.4	$14.7
Depreciation / amortization ( e )	$26.0	$34.5	$61.1

(a)	Represents sequential quarter growth in revenues.

(b)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(e)	Represents depreciation of fixed assets and amortization of software.